Exhibit 10.3
Phantom Unit Grant
For Directors of Texas Eastern Products Pipeline Company LLC
under the
EPCO, Inc. 2006 TPP Long-Term Incentive Plan

Date of Grant:

Name of Grantee:

Number of Units Granted:

Phantom Unit Grant Number:	PUG06 — ___
          Texas Eastern Products Pipeline Company LLC (the “General Partner”) is pleased to inform you that you have been granted the number of Phantom Units set forth above under the EPCO, Inc. 2006 TPP Long-Term Incentive Plan (the “Plan”). A Phantom Unit is a contractual right to receive a Unit of TEPPCO Partners, L.P. (the “Partnership”) that is subject to the forfeiture and non-transferability provisions set forth below in this Agreement. Upon the payment date specified herein, the holder of the Phantom Unit is entitled to receive cash equal to the then Fair Market Value of a Unit. The terms of the grant are as follows:
          1. The Phantom Units shall become payable on the earlier of (i) the fourth anniversary of the Date of Grant set forth above or (ii) the date on which you are no longer a director of the General Partner or any Affiliate of the General Partner (the earlier of (i) or (ii) above is hereinafter referred to as the “Payment Date”). For this purpose, transferring as Director from the General Partner to an Affiliate, or vice versa, will not result in payment of the Phantom Units under (ii), above.
          2. Upon the Payment Date, cash will be delivered to you with respect to each Phantom Unit, equal to the then Fair Market Value of a Unit.
          3. For each calendar quarter in the period beginning on the Date of Grant and ending upon the Payment Date, you will receive a cash payment within such calendar quarter equal to the product of (i) the cash distributions paid during such calendar quarter with respect to a Unit, if any, times (ii) the number of Phantom Units subject to this grant (such payments are hereinafter referred to as the “DERs”).
          4. None of the Phantom Units or DERs are transferable (by operation of law or otherwise) by you, other than by will or the laws of descent and distribution. If, in the event of your divorce, legal separation or other dissolution of your marriage, your former spouse is awarded ownership of, or an interest in, all or part of the Phantom Units or DERs granted hereby to you (the “Awarded Units”), the Awarded Units shall automatically and immediately be forfeited and cancelled without payment on such date.
          5. Nothing in this Agreement or in the Plan shall confer any right on you to continue as a director of the General Partner or its Affiliates or restrict the members of the General Partner from not re-electing you as a director of the General Partner or its Affiliates at any time.
          6. To the extent that the grant or vesting of a Phantom Unit results in the receipt of compensation by you with respect to which the General Partner or an Affiliate has a tax withholding obligation pursuant to applicable law, unless you make other arrangements that are acceptable to the General Partner or such Affiliate, you must deliver to the General Partner or the Affiliate such amount of money as the General Partner or the Affiliate may require to meet its tax withholding obligations under such applicable law.
          7. Notwithstanding any other provision of this Agreement, the General Partner shall not be obligated to deliver to you any payment if counsel to the General Partner determines such delivery would violate any law or regulation of any governmental authority or agreement between the General Partner or the Partnership and any national securities exchange upon which the Units are listed or any policy of the General Partner or any Affiliate of the Company.
          8. These Phantom Units and DERs are subject to the terms of the Plan, which is hereby incorporated by reference as if set forth in its entirety herein, including, without limitation, the ability of the Committee, in its discretion, to amend your Phantom Unit award without your approval. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms that are used, but are not defined, in this Award have the respective meanings provided for in the Plan. The Plan, as in effect on the Date of Grant, is attached hereto as Exhibit A.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY LLC

By:
[Name, Title]